Exhibit 3.23

ARTICLES OF ORGANIZATION

The undersigned, with the intention of creating a Maryland Limited Liability Company files the following Articles of Organization:

(1)           The name of the Limited Liability Company is:

21st Century Oncology of Harford County, Maryland L L C

(2)           The purpose for which the Limited Liability Company is filed is as follows:

the provision of  radiation therapy services

(3) The address of the Limited Liability Company in Maryland is
1200 Brass Mill Road, Belcamp, Maryland 21017
RECEIVED
(4) The resident agent of the Limited Liability Company in Maryland is	DEPARTMENT OF
CSC-Lawyers Incorporating Service Company	ASSESSMENTS & TAXATION

whose address is 11 East Chase Street, Baltimore, MD 21202	2006 MAY 15 P 2: 34

CSC-Lawyers Incorporating Service Company
(5)	(6) By:	/s/ Stanley R. Howie, Jr.
Darren Kelly		Resident Agent

/s/ Darren Kelly
Authorized Person(s)		Stanley R. Howie, Jr.
Assistant Secretary
Filing party’s return address:

(7) Garfunkel, Wild & Travis,  P.C.

111 Great Neck Road

Great Neck, NY 10021	CUST ID: 001786365
516-393-2200	WORK ORDER: 001228403
DATE: 05-17-2005 01:13 PM
AMT. PAID:$192.00

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 2 page document on file in this office. DATED: 3-31-10

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

By:	/s/ Authorized Signatory	, Custodian

this stamp replaces our previous certification system. Effective: 6/95

CORPORATE CHARTER APPROVAL SHEET

**EXPEDITED SERVICE**       ** KEEP WITH DOCUMENT **

DOCUMENT CODE 40 BUSINESS CODE 20

#

Close Stock Nonstock	1000361993011836

P.A. Religious

Merging (Transferor)

ID # W11292919 ACK # 1000361993011836
LIBER: 50058 FOLIO: 1018 PAGES: 0002
21ST CENTURY ONCOLOGY OF HARFORD COUNTY,
MARYLAND L L C

Surviving (Transferee)	05/15/2006 AT 2:34 P WO # 0001229403

New Name

FEES REMITTED

Base Fee:	100	☐	Change of Name
Org. & Cap. Fee:		☐	Change of Principal Office
Expedite Fee:	70	☐	Change of Resident Agent
Penalty:		☐	Change of Resident Agent Address.
State Recordation Tax:		☐	Resignation of Resident Agent.
State Transfer Tax:		☐	Designation of Resident Agent
1 Certified Copies			and Resident Agent's Address
Copy Fee:		☐	Change of Business Code
Certificates	22
Certificate of Status Fee:		☐	Adoption of Assumed Name
Personal Property Filings:
Mail Processing Fee:
Other:		☐	Other Change(s)

TOTAL FEES:	192

Code 604
Credit Card ☐ Check ☒ Cash ☐
Attention:
1 Documents on 2 Checks
Mail: Name and Address
Approved By: 10

Keyed By: Authorized Person			DAVID O. SMITH
LWR LVL 1
COMMENT(S):			343 N CHARLES ST
BALTIMORE MD 21201-4326

Stamp Work Order and Customer Number HERE
CERTIFIED COPY MADE

CUST ID:0001788365 WORK ORDER:000129403 DATE:05-17-2006 1:13 PM AMT. PAID:$192.00

RESIDENT AGENT’S NOTICE OF CHANGE OF ADDRESS

I certify that I,	CSC-Lawyers Incorporating Service Company,
am the resident agent of	& NOW YOU KNOW ENTERPRISES, LLC
(Name of Entity)
(See attached list for additional entitles)
organized under the laws of	. My address as resident
(State)

agent has changed from	11 East Chase Street
Baltimore, MD 21202
to	7 St. Paul Street, Suite 1660
Baltimore, MD 21202

☐ (CHECK IF APPLICABLE) The old and new addresses of the resident agent are also the old and new addresses of the principal office of this entity in Maryland.

The above named entity has been advised by me in writing of this change.

CSC-Lawyers Incorporating Service Company

/s/ John H. Pelletier
Resident Agent

JOHN H. PELLETIER
ASST. VICE PRESIDENT

Mail to:	State Department of Assessments & Taxation
	301 W. Preston Street	CUST ID: 0001876809
	Room 801	WORK ORDER:0001319847
	Baltimore, MD 21201-2395	DATE-.11-20-2006 09: 24 AM AMT. PAID:$80,000.00

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 2 page document on file in this office. DATED: 3-31-10

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

By:	/s/ Authorized Signatory	, Custodian

This stamp replaces our previous certification system. Effective: 6/95

CORPORATE CHARTER APPROVAL SHEET

** KEEP WITH DOCUMENT **

DOCUMENT CODE 82 BUSINESS CODE

# W11297900

Close Stock Nonstock	1000361993931520

P.A. Religious

Merging (Transferor)

ID # W11297900 ACK # 1000361993831520
LIBER: 8B01035 FOLIO: 1509 PAGES: 0186
& NOW YOU KNOW ENTERPRISES, LLC

Surviving (Transferee)	11/20/2006 AT 09:24 A WD # 0001319847

New Name

FEES REMITTED

Base Fee:	25	☐	Change of Name
Org. & Cap. Fee:		☐	Change of Principal Office
Expedite Fee:		☐	Change of Resident Agent
Penalty:		☒	Change of Resident Agent Address
State Recordation Tax:		☐	Resignation of Resident Agent
State Transfer Tax:		☐	Designation of Resident Agent
Certified Copies			and Resident Agent's Address
Copy Fee:		☐	Change of Business Code
Certificates
Certificate of Status Fee:		☐	Adoption of Assumed Name
Personal Property Filings:
Mail Processing Fee:
Other:		☐	Other Change(s)

TOTAL FEES:	25

Code 049
Credit Card ☐ Check ☐ Cash ☐
Attention:
Documents on Checks
Mail: Name and Address
Approved By: 012

Keyed By:			CSC-LAWYERS INCORPORATING SERVICE COMPANY
7 ST. PAUL STREET, SUITE 1??0
COMMENT(S):			BALTIMORE MD 21202

Stamp Work Order and Customer Number HERE

CUST ID:0001?7?809
WORK ORDER: 0001319847
DATE: 11-20-200? 09:24 AM
AMT. PAID: $?0,000.00